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                                                                     Exhibit 1.1

                                                                  [LOGO] TELECOM

                                 ESTATUTO SOCIAL
                                       de
                   TELECOM ARGENTINA STET-FRANCE TELECOM S.A.

              Sociedad No Adherida al Regimen Estatutario Optativo
                  de Oferta Publica de Adquisicion Obligatoria


                           Creada por Decreto No 60/90
                            del 5 de enero de 1990.-


                       Constituida por escrituras Nos. 73
                          y 142 de fechas 23 de abril y
                      3 de julio de 1990, respectivamente.-


                       Inscripta en la Inspeccion General
                       de Justicia el 13 de julio de 1990
                          bajo el Nro. 4570, libro 108,
                        tomo "A" de Sociedades Anonimas.-


                Sede Social: Avda. Alicia Moreau de Justo No. 50
                               (1107) Buenos Aires
                               REPUBLICA ARGENTINA

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                                 ESTATUTO SOCIAL

TITULO PRIMERO
DENOMINACION.
DOMICILIO.PLAZO.
OBJETO DE LA SOCIEDAD.


       Articulo Primero: Con la denominacion de TELECOM ARGENTINA STET-FRANCE TELECOM S.A. continua funcionando la sociedad constituida bajo el nombre de Sociedad Licenciataria Norte Sociedad Anonima y tiene su domicilio legal en la Ciudad de Buenos Aires. De conformidad con lo resuelto por la Asamblea Ordinaria y Extraordinaria de Accionistas celebrada el 30 de abril de 2003, es una "Sociedad No Adherida al Regimen Estatutario Optativo de Oferta Publica de Adquisicion Obligatoria". El domicilio de la sociedad no podra ser trasladado fuera de la Republica Argentina sin la autorizacion previa de la autoridad competente o de la autoridad que en el futuro la reemplace.

       Articulo Segundo: La duracion de la sociedad es de NOVENTA Y NUEVE ANOS, contados desde la fecha de su inscripcion en el Registro Publico de Comercio.

       Articulo Tercero: La sociedad tiene por objeto la prestacion, por cuenta propia o de terceros o asociada con terceros, de servicios publicos de telecomunicaciones, excepto radiodifusion, en los terminos, cuando asi corresponda, de las licencias que le sean otorgadas por las autoridades competentes. Asimismo la sociedad podra proveer, arrendar, vender y comercializar a cualquier titulo equipamiento, infraestructura y bienes de todo tipo relacionados o complementarios de las telecomunicaciones y podra efectuar obras y prestar toda clase de servicios, incluidos consultoria y seguridad, vinculados a las telecomunicaciones y a la teleinformatica. A tal fin la sociedad tiene plena capacidad juridica para adquirir derechos, contraer obligaciones y ejercer todos los actos que no sean prohibidos por las leyes y por los presentes estatutos, incluso para contraer emprestitos en forma publica o privada, mediante la emision de debentures y obligaciones negociables. Este objeto social no podra ser modificado por los accionistas sin autorizacion previa de la autoridad competente.

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TITULO SEGUNDO
CAPITAL Y ACCIONES.

       Articulo Cuarto: En nota a los Estados Contables de la Sociedad figura la evolucion del capital conforme resulta de los aumentos inscriptos en el Registro Publico de Comercio. En dicha nota se informa la evolucion del capital correspondiente a los tres (3) ultimos ejercicios sociales, su integracion, y el monto del capital autorizado a la oferta publica.

       El capital social esta representado por acciones Clases "A"; "B" y "C", todas ellas ordinarias, escriturales, de UN PESO valor nominal cada una y un voto por accion. Las Acciones de cada Clase podran ser convertidas en otra Clase de las que integran el capital social, si asi lo resuelven las correspondientes asambleas. Las decisiones relativas al aumento del capital social se elevaran a escritura publica o se instrumentaran en forma privada, segun lo resuelva la respectiva asamblea y se inscribiran en el Registro Publico de Comercio.

       Articulo Quinto: Las acciones ordinarias que en el futuro se emitan seran acciones escriturales Clases "A", "B" y "C", de iguales caracteristicas a las ya establecidas y de acuerdo con las leyes y reglamentaciones vigentes. En toda emision de acciones ordinarias se respetara la proporcion entre las acciones Clases "A", "B" y "C" existente al momento en que se celebre la Asamblea que asi lo disponga, salvo que la misma Asamblea resuelva proceder de acuerdo con el segundo parrafo del articulo 194 de la Ley 19.550. La Asamblea tambien podra decidir la emision de acciones preferidas escriturales. Las acciones preferidas tendran derecho a un dividendo de pago preferente, de caracter acumulativo o no, conforme a las condiciones de su emision, y podra tambien fijarseles una participacion adicional en las ganancias y/o establecerse la posibilidad de su rescate anticipado a opcion de la sociedad y en las condiciones que se establezcan en su emision.

       Articulo Sexto: Las acciones escriturales deben inscribirse en cuentas a nombre de sus titulares por la sociedad emisora en un registro de acciones escriturales al que se aplica el articulo 213 de la Ley 19.550, en lo pertinente, o por bancos comerciales o de inversion o cajas de valores autorizadas.

       Articulo Septimo: En caso de mora en la integracion del capital, el Directorio podra optar entre: a) disponer que los derechos de suscripcion correspondientes a las acciones en mora sean vendidos en remate publico, siendo de cuenta del suscriptor moroso los gastos de remate y los intereses moratorios, sin perjuicio de su responsabilidad por los danos;
       b) declarar la caducidad de dichos derechos de suscripcion, en cuyo caso la sancion producira sus efectos previa intimacion a integrar en un plazo no mayor de 30 dias, con perdida de las sumas abonadas; o c) exigir el cumplimiento del contrato de

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       suscripcion con la indemnizacion de danos y perjuicios que corresponda.

       Articulo Octavo: El derecho de preferencia en la suscripcion de nuevas emisiones de acciones ordinarias se regira por el articulo 194 de la Ley
       19.550. En el caso de una emision de acciones que se divida en las tres clases previstas en el articulo cuarto de este estatuto el derecho de acrecer se entendera limitado a las acciones no suscriptas de la respectiva clase. Si una vez ejercido el derecho de acrecer dentro de las Clases "B" y "C" hubiese un remanente, el mismo podra ser suscripto por los accionistas de las tres clases indistintamente, en proporcion a las acciones que hubiesen suscripto en esa oportunidad. Unicamente si existiese un remanente despues del ejercicio de las preferencias antes mencionadas, podra ser ofrecida a terceros.

       Articulo Noveno: La transmision de las acciones "Clase A" y de los derechos de suscripcion preferente que a ellas se refieran, estara sujeta a la autorizacion previa de la autoridad competente. La sociedad no reconocera ninguna transmision de las acciones de la "Clase A" o de sus derechos de suscripcion preferente, que no cuente con dicha autorizacion.

TITULO TERCERO
ADMINISTRACION Y
REPRESENTACION.

       Articulo Decimo: La direccion y administracion de la sociedad esta a cargo de un Directorio compuesto del numero de miembros que fije la Asamblea entre un minimo de tres y un maximo de nueve, con mandato por un ejercicio. La Asamblea debe designar suplentes en igual o menor numero que los titulares y por el mismo plazo con el fin de llenar las vacantes que se produjeran, segun el orden o metodo que fije la Asamblea, todo ello sin perjuicio de lo previsto en el articulo 11 del presente. Los Directores, en su primera sesion, deberan designar a un Presidente y podran, asimismo, designar a uno o dos Vicepresidentes. El Vicepresidente reemplazara al Presidente en caso de ausencia o impedimento. En el caso de dos Vicepresidentes, cada uno de ellos reemplazara al Presidente en forma alternada durante el ano calendario, segun el procedimiento indicado a continuacion. A tal efecto, el Directorio en su primera reunion, designara, por sorteo, al Vicepresidente que reemplazara al Presidente en caso de ausencia o impedimento durante el primer semestre del ano y al Vicepresidente que lo reemplazara durante el segundo semestre del ano. Las reuniones de Directorio se celebraran una vez cada tres meses y cada vez que el Directorio asi lo determine. La convocatoria a reunion de Directorio debera realizarse con una antelacion no menor de 12 dias corridos para el tratamiento de asuntos ordinarios y con una antelacion no menor de 3 dias corridos para temas de urgencia. A tal fin el Presidente o el Vicepresidente que en su caso lo sustituya, debera cursar notificacion a los miembros del Directorio en el domicilio especial por carta certificada

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              con aviso de recepcion o por cualquier otro medio fehaciente, inclusive por telex. En dicha notificacion se debera consignar la fecha, hora, lugar de celebracion y orden del dia a considerar. Esta convocatoria no sera necesaria si estan presentes la totalidad de los miembros del Directorio. El Directorio funciona con la presencia de la mayoria absoluta de sus miembros y resuelve por mayoria de votos presentes. El Directorio tambien podra celebrar sus reuniones con sus miembros comunicados entre si mediante videoteleconferencia, computandose a los efectos del quorum tanto los directores presentes como los que participen a distancia. Las actas de estas reuniones seran confeccionadas y firmadas dentro los cinco (5) dias de celebrada la reunion por los directores y sindicos presentes. Los miembros de la Comision Fiscalizadora deberan dejar expresa constancia en el acta de los nombres de los directores que han participado a distancia y de la regularidad de las decisiones adoptadas en el curso de la reunion. El acta consignara las manifestaciones tanto de los directores presentes como de los que participen a distancia y sus votos con relacion a cada resolucion adoptada. La Asamblea fija la remuneracion del Directorio. El Directorio podra designar de su seno, uno o mas Directores delegados, quienes tendran las funciones de gerente general, asi como gerentes especiales, en los terminos del articulo 270 de la Ley 19.550.

              Articulo Decimo Primero: Los Directores Titulares y Suplentes seran elegidos por la Asamblea General Ordinaria, la cual podra asimismo removerlos, por mayoria de votos de los tenedores de acciones de las tres clases.

              Articulo Decimo Segundo: Los Directores deben prestar la siguiente garantia: un millon de australes en efectivo cada uno, que depositaran en la sede social.

              Articulo Decimo Tercero: El Directorio tiene todas las facultades para administrar y disponer de los bienes, incluso aquellas para las cuales la ley requiere poderes especiales, conforme el articulo 1881 del Codigo Civil y el articulo 9 del Decreto-Ley 5965/63. Puede, en consecuencia, celebrar en nombre de la sociedad, toda clase de actos juridicos que tiendan al cumplimiento del objeto social, entre ellos operar con los Bancos de la Nacion Argentina, de la Provincia de Buenos Aires, y demas instituciones de credito oficiales o privadas, establecer agencias, sucursales y toda otra especie de representacion dentro
              o fuera del pais; otorgar a una o mas personas, poderes judiciales, inclusive para querellar criminalmente, o extrajudiciales, con el objeto y extension que juzgue conveniente. La representacion legal de la sociedad corresponde al Presidente del Directorio o a quien lo reemplace. Sin perjuicio de ello, la representacion en juicio de la Sociedad sera ejercida por el Director o Directores, o los mandatarios especiales que el Directorio designe a ese efecto, quienes quedaran facultados ampliamente a ese fin inclusive para poner y absolver

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                posiciones en representacion de la Sociedad, pudiendo
                sustituirse tal mandato, si el Directorio asi lo dispone. El Directorio podra designar un Comite Ejecutivo que actuara bajo vigilancia del Directorio y tendra a su cargo los asuntos propios de la administracion interna de la Sociedad; la consideracion preliminar de los planes e iniciativas de significacion para su sometimiento a la aprobacion del Directorio; el seguimiento de las decisiones del Directorio para controlar su implementacion y cumplimiento y la gestion de cualquier operacion relativa a los negocios ordinarios de la Sociedad. El Comite Ejecutivo estara integrado por tres (3) directores titulares. Se reunira al menos diez (10) veces por ano y se llevara un libro de actas de las reuniones celebradas. Sesionara con la participacion personal o comunicados mediante videoteleconferencia, de todos sus miembros. Las decisiones se adoptaran por unanimidad; cuando la misma no se obtuviera en dos reuniones sucesivas, el tema sera elevado a consideracion del Directorio. El Directorio queda facultado para aprobar un Reglamento del Comite Ejecutivo con el objeto de especificar sus facultades y normar su funcionamiento en el marco de lo previsto por este Estatuto.

TITULO CUARTO
FISCALIZACION.

                Articulo Decimo-Cuarto: La fiscalizacion de la sociedad esta a cargo de una Comision Fiscalizadora compuesta de tres o cinco miembros titulares y tres o cinco suplentes, cuyo numero y eleccion seran resueltos por la Asamblea por el termino de un ejercicio. La Comision Fiscalizadora sesionara validamente con la presencia de la mayoria absoluta de sus integrantes y sus decisiones se adoptaran por mayoria de votos presentes sin perjuicio de los derechos que le corresponden al sindico disidente. La Comision Fiscalizadora elegira a su Presidente de entre los miembros titulares, en caso que la Asamblea no haya procedido a su eleccion. Los miembros suplentes de la Comision Fiscalizadora cubriran las vacantes que se produjeran, segun el orden o metodo que fije la Asamblea. La Comision Fiscalizadora podra ser representada por cualquiera de sus miembros en las reuniones de Directorio o Asamblea.

TITULO QUINTO
ASAMBLEAS.

                Articulo Decimo Quinto: Las Asambleas seran citadas de acuerdo con lo dispuesto por el Articulo 237 de la Ley 19.550 y segun la convocatoria de que se trate, sin perjuicio de lo alli dispuesto para el caso de Asamblea Unanime. En el supuesto de Asamblea Ordinaria, la segunda convocatoria podra hacerse simultaneamente con la primera.

                Articulo Decimo Sexto: Cada accion ordinaria suscripta confiere derecho a un voto. Rigen el quorum y mayoria determinados por los

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                articulos 243 y 244 de la Ley 19.550 segun la clase de Asamblea, convocatoria y materia de que se trate.

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TITULO SEXTO
ESTADOS CONTABLES Y
DISTRIBUCION DE
UTILIDADES.

                Articulo Decimo Septimo: El ejercicio social cierra el 31 de diciembre de cada ano. A esta fecha, se confeccionaran los estados contables, conforme a las disposiciones en vigencia y normas tecnicas de la materia. La Asamblea podra modificar la fecha de cierre del ejercicio sujeto a la autorizacion previa de la autoridad competente, inscribiendo la resolucion pertinente en el Registro Publico de Comercio. Las ganancias realizadas y liquidas se destinaran: a) cinco por ciento hasta alcanzar el veinte por ciento del capital suscripto, para el fondo de reserva legal; b) a remuneracion del Directorio y de la comision fiscalizadora; c) a dividendo de las acciones preferidas, con prioridad los acumulativos impagos; d) el saldo, en todo o en parte, a participacion adicional de las acciones preferidas y a dividendo de las acciones ordinarias o a fondos de reservas facultativos o de prevision o a cuenta nueva o al destino que determine la Asamblea. Los dividendos deben ser pagados en proporcion a las respectivas integraciones, dentro del ano de su sancion. El derecho de los accionistas a cobrar los dividendos en efectivo y/o en acciones prescribira, en beneficio de la Sociedad, a los tres (3) anos contados desde que fueron puestos a disposicion.

TITULO SEPTIMO
LIQUIDACION.

                Articulo Decimo Octavo: La liquidacion de la sociedad podra ser efectuada por el Directorio o por el o los liquidadores designados por la Asamblea, bajo la vigilancia de la Comision Fiscalizadora. Cancelado el pasivo y reembolsado el capital, el remanente se repartira entre los accionistas en proporcion a las respectivas integraciones.

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                                 MODIFICACIONES
                                       DEL
                                 ESTATUTO SOCIAL
                                       DE
                   TELECOM ARGENTINA STET-FRANCE TELECOM S.A.

Asamblea Ordinaria y Extraordinaria Unanime de Accionistas de fecha 8/11/90, (Acta Nro. 2), articulos 4, 6, 11. y 18., inscripta en la Inspeccion General de Justicia con fecha 2/4/91, bajo el Nro. 1437 del libro 109 tomo "A" de Sociedades Anonimas.

Asamblea Ordinaria y Extraordinaria Unanime de Accionistas de fecha 08/11/90, (Acta Nro. 3), articulos: 1, 10 y 14; inscripta en la Inspeccion General de Justicia con fecha 14/12/90, bajo el Nro. 9335 del libro 108 tomo "A" de Sociedades Anonimas.

Asamblea Extraordinaria Unanime de Accionistas de fecha 14/02/92 (Acta Nro. 7), articulos: 4, 10, 13, 14 y 15; inscripta en la Inspeccion General de Justicia con fecha 10/03/92, bajo el Nro. 1705 del libro 110 tomo "A" de Sociedades Anonimas.

Asamblea Extraordinaria de Accionistas de fecha 11/6/98 que paso a cuarto intermedio hasta el 03/07/98, (Acta Nro. 20), articulos: 4, 11, y 14; inscripta en la Inspeccion General de Justicia con fecha 22/10/98, bajo el Nro. 11967 del libro 3 de Sociedades por Acciones.

Asamblea Extraordinaria de Accionistas de fecha 14/09/00 (Acta Nro. 27), articulo 17; inscripta en la Inspeccion General de Justicia con fecha 26/10/00, bajo el Nro. 16072 del libro 13 de Sociedades por Acciones.

Asamblea Extraordinaria de Accionistas de fecha 24/04/01 (Acta Nro. 29), articulos 3 y 13; inscripta en la Inspeccion General de Justicia con fecha 10/08/01, bajo el Nro. 9824 del libro 15 de Sociedades por Acciones.

Asamblea Extraordinaria de Accionistas de fecha 24/04/02 (Acta No. 30), articulos 10; 13 y 17; inscripta en la Inspeccion General de Justicia con fecha 29/05/02, bajo el Nro.5105 del libro 17 de Sociedades por Acciones.

Asamblea Extraordinaria de Accionistas de fecha 30/04/03 (Acta No. 31), articulo 1; inscripta en la Inspeccion General de Justicia con fecha 29/05/03, bajo el Nro.7086 del libro 20 de Sociedades por Acciones.

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